UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2009

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion or Acquisition or Disposition of Assets.

On June 30, 2009, Elecsys Corporation (the "Company") completed the acquisition of the assets and the assumption of certain of the liabilities of MBBS, S.A. of Cortaillod, Switzerland ("MBSS") from BSN Systems, Inc. of Irvine California ("BSN").  The Company previously announced that it had entered into a Stock Purchase Agreement pursuant to which it would acquire all of the capital stock of MBSS from BSN in exchange for 175,000 shares of the Company's common stock, with the potential for additional performance related consideration to be paid to BSN over the next five years.  The Stock Purchase Agreement was renegotiated into an Asset Purchase Agreement under substantially the same economic terms.

A copy of the press release announcing the completion of the acquisition transaction is furnished under Item 1.01 of this Form 8-K as Exhibit 99.1.  A copy of the Asset Purchase Agreement is furnished under Item 9.01 of this Form 8-K/A as Exhibit 99.2.

Item 3.02                      Unregistered Sales of Equity Securities.

As described above, on June 30, 2009, the Company issued 175,000 shares of its common stock to BSN in exchange for the assets and the assumption of certain of the liabilities of MBSS.  The Company believes the transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") by reason of Section 4(2) of the Act on the grounds that the transaction did not involve a public offering.

Item 9.01                      Financial Statements and Exhibits.

(c)           EXHIBITS.  The following exhibits are filed herewith:

99.1           Press Release dated July 1, 2009

99.2           Asset Purchase Agreement dated June 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2009

ELECSYS CORPORATION

By:	/s/ Karl Gemperli
Karl Gemperli
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number         Description

99.1	Press release dated July 1, 2009

99.2	Asset Purchase Agreement dated June 30, 2009